Exhibit 1.1

                         VELOCITY ASSET MANAGEMENT, INC.

                      SERIES A CONVERTIBLE PREFERRED STOCK

                           $0.001 PAR VALUE PER SHARE


                             UNDERWRITING AGREEMENT

                               ____________, 2006

Anderson & Strudwick, Inc.
707 East Main Street
Richmond, Virginia 23219

Ladies and Gentlemen:

     Velocity Asset Management, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to Anderson & Strudwick, Inc. (the "Underwriter") an aggregate of 1,000,000 shares (the "Firm Shares") and, at the election of the Underwriter, up to 150,000 additional shares (the "Optional Shares") of the Company's Series A Convertible Preferred Stock $0.001 par value per share ("Stock") (the Firm Shares and the Optional Shares that the Underwriter elects to purchase pursuant to Section 2 hereof being collectively called the "Shares").

     1. The Company represents and warrants to the Underwriter that:

          (a) A registration statement on Form SB-2 (File No. 333-130056) (the "Initial Registration Statement") in respect of the offer and sale of Shares under the Securities Act of 1933, as amended (the "Act") has been filed with the Securities and Exchange Commission (the "Commission"). The Initial Registration Statement and any post-effective amendment thereto (collectively the "Registration Statement"), each in the form heretofore delivered to the Underwriter, have been declared effective by the Commission in such form other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Act, which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission. No stop order preventing or suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission. Any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus." The various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as

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amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement". The term "Prospectus" shall mean the final prospectus relating to the Shares that is first filed pursuant to Rule 424(b) after the execution of this agreement (the "Execution Time") or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Shares included in the Registration Statement at the date the Registration Statement is declared effective by the Commission (the "Effective Date"). The term "Statutory Prospectus" shall mean the preliminary prospectus, as amended or supplemented, relating to the Shares that is included in the Registration Statement immediately prior to the Time of Sale (as defined herein). All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, Statutory Prospectus or the Prospectus shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

          (b) At or prior to [ ]:00 [A./P.]M. New York City time (the "Time of Sale"), the Company had prepared the following information relating to the public offering and sale of the Shares (collectively, the "Disclosure Package"): the Statutory Prospectus, the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an "Issuer Free Writing Prospectus"), if any, the roadshow presentation, if any, the pricing information, and any other "free writing prospectus" (as defined pursuant to Rule 405 under the Securities
Act) that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. If, subsequent to the date of this Agreement, the Company and the Underwriter have determined that the Disclosure Package included an untrue statement of material fact or omitted a statement of material fact necessary to make the information therein not misleading and have agreed to provide an opportunity to purchasers of the Shares to terminate their old purchase contracts and enter into new purchase contracts, then the "Disclosure Package" will refer to the information available to purchasers at the time of entry into the first such new purchase contract.

          (c) The Disclosure Package, at the Time of Sale, complied in all material respects with the Act and the rules thereunder and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Act), was identical to the copy thereof delivered to the Underwriter for use in connection with the offer and sale of the Shares. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and (giving effect to any amendment filed prior to the date hereof) at the date hereof, complied and will comply in all material respects with the Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented as of its date, at the date hereof, at any time of any filing pursuant to Rule 424(b), at a Time of Delivery did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

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          (d) Since the respective dates as of which information is given in the
Registration Statement and the Prospectus, except as set forth or contemplated in the Registration Statement, there has not been (i) any change in the capital stock or long-term debt of the Company or any of its subsidiaries, (ii) any payment or declaration of any dividend or distribution by the Company, (iii) any liability or obligation, direct or contingent, incurred by the Company or any of its subsidiaries other than in the ordinary course of business or (iv) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, prospects, financial position, stockholders' equity or results of operations of the Company;

          (e) The Company has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus and do not interfere with the use made of such property by the Company; and any real property and buildings held under lease by the Company are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made of such property and buildings by the Company;

          (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, with power and corporate authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it conducts any business so as to require such qualification, except for such jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, result in any material adverse effect, or any development involving a prospective material adverse change or effect, in or on the business, prospects, financial position, stockholders equity or results of operations of the Company (a "Material Adverse Effect");

          (g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus;

          (h) The Shares to be issued and sold by the Company to the Underwriter hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Shares of the Company contained in the Prospectus;

          (i) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject other than any conflict, breach or violation that would not have a Material Adverse Effect, nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties other than any violation that would not have a Material Adverse Effect, nor will such action result in

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any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter;

          (j) The statements in the Prospectus relating to legal matters, documents or proceedings set forth under the caption "Description of Securities" fairly present, in all material respects, such legal matters, documents or proceedings;

          (k) Except as disclosed in the Registration Statement and the Prospectus, no holder of any security of the Company has any rights to require registration of any security of the Company as part or on account of, or otherwise in connection with, the offer and sale of the Shares contemplated hereby, and any such rights so disclosed or otherwise have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect;

          (l) The Company is not (i) in violation of its Certificate of Incorporation or Bylaws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except as would not have a Material Adverse Effect;

          (m) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (n) There are no contracts or other documents (including, without limitation, any voting agreement), which are required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement by the Act and the rules and regulations of the Commission under the Act and which have not been so described or filed;

          (o) No relationship exists between or among the Company and any director, officer, stockholder or affiliate of the Company which is required by the Act and rules and regulations of the Commission under the Act to be described in the Registration Statement or the Prospectus which is not so described and described as required in material compliance with such requirement. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus;

          (p) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

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          (q) Cowan, Gunteski & Co., P.A. who have audited certain financial statements of the Company and its subsidiaries, are, to the Company's knowledge, independent public accountants as required by the Act and the rules and regulations of the Commission promulgated thereunder;

          (r) The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly, in all material respects, the financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Prospectus Summary-Summary Selected Consolidated Financial Data", "Selected Consolidated Financial Data" and "Capitalization" fairly present, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement;

          (s) The Company has entered into contracts with insurers for insurance coverage against such losses and risks as the Company believes are prudent and customary in the business in which the Company is engaged; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage at then prevailing rates applicable to similarly situated organizations as and when such coverage expires;

          (t) Except as disclosed in the Registration Statement and Prospectus, the Company owns, possesses, licenses or has other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property (or could acquire such intellectual property upon commercially reasonable terms) necessary to conduct its business in the manner in which it is being conducted (collectively, the "Company Intellectual Property"); except as disclosed in the Registration Statement and Prospectus, to the Company's knowledge, the Company is not obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with the Company Intellectual Property other than as disclosed in the Prospectus; except as disclosed in the Registration Statement and Prospectus, the Company has not received any notice of violation or conflict with rights of others with respect to the Company Intellectual Property; except as disclosed in the Registration Statement and Prospectus, there are no pending or to the Company's knowledge, threatened actions, suits, proceedings or claims by others that the Company is infringing any patent, trade secret, trade mark, service mark, copyright or other intellectual property or proprietary right; and except as disclosed in the Registration Statement and Prospectus, the products or processes of the Company referenced in the Prospectus do not, to the knowledge of the Company, violate or conflict with any intellectual property or proprietary right of any third person;

          (u) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange
Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company's principal executive officer and its principal financial officer by others within the Company; and (ii) are effective

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in all material respects to perform the functions for which they were established. There (i) are not any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data or (ii) has not been any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. Since the date of the most recent evaluation of the Company's disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. Upon the effectiveness of the Registration Statement, the Company will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company as an "issuer" as defined under the Sarbanes-Oxley Act of 2002;

          (v) Except as described in the Prospectus, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in the Company;

          (w) Other than this Agreement, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Shares;

          (x) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Preliminary Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith; and

          (y) Other than excepted activity pursuant to Regulation M under the Exchange Act, neither the Company nor any of its affiliates has taken, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Shares.

     2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price per share of $10.00 less the Underwriter's discount of 8%, the number of Firm Shares set forth in the first paragraph hereof and (b) in the event and to the extent that the Underwriter shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, the number of Optional Shares as to which such election shall have been exercised.

     The Company hereby grants to the Underwriter the right to purchase at their election up to 150,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Underwriter to the Company, given within a period of 45 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased

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and the date on which such Optional Shares are to be delivered, as determined by the Underwriter but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless the Underwriter and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

     3. The Underwriter represents and warrants to the Company that:

          (a) The Underwriter is a member, in good standing, of the National Association of Securities Dealers, Inc. ("NASD"), and is duly registered as a broker-dealer under the Securities Exchange Act of 1934, and under the laws of each state in which it proposes to offer the Shares, except where such registration would not be required by law.

          (b) This Agreement when accepted and approved will be duly authorized, executed, and delivered by the Underwriter and is a valid and binding agreement of the Underwriter, enforceable in accordance with its terms, except to the extent that enforceability may be limited by (is) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors' rights generally, regardless of whether such enforceability is considered in equity or at law, (ii) general equity principles, and (iii) limitations imposed by federal and state securities laws or the public policy underlying such laws regarding the enforceability of indemnification or contribution provisions.

          (c) The consummation of the transactions relating to the Offering will not violate or constitute a breach of, or default under, the Underwriter's articles of incorporation or bylaws, or any material instrument, agreement, or indenture to which it is a party, or violate any order applicable to the Underwriter of any federal or state regulatory body or administrative agency having jurisdiction over it or its property.

     4. Upon the authorization by the Company of the release of the Firm Shares, the Underwriter proposes to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

     5. (a) The Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriter, through the facilities of the Depository Trust Company ("DTC") for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Underwriter at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, ____ a.m., New York City time, on ________, 2006 or such other time and date as the Underwriter and the Company may agree upon in writing, and, with respect to the Optional Shares, ____ a.m., New York time, on the date specified by the Underwriter in the written notice given by the Underwriter of its election to purchase such Optional Shares, or such other time and date as the Underwriter and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of

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Delivery", such time and date for delivery of the Optional Shares, if not the
First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

          (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents reasonably requested by the Underwriter pursuant to Section 7(j) hereof, will be delivered at the offices of Ellenoff Grossman & Schole, LLP (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at ___ p.m., New York City time, on the Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     6. The Company agrees with the Underwriter:

          (a) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by the Underwriter promptly after reasonable notice thereof (provided that any such disapproval must be reasonable under the circumstances); to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof for a period beginning on the date hereof and ending on the latest Closing Date or such date, as in the opinion of counsel for the Underwriter, the Prospectus is no longer required by law to be delivered in connection with sales of Shares by the Underwriter (the "Prospectus Delivery Period"); to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

          (b) To take such action as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriter has designated as of the date hereof and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

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          (c) If, after the time of the initial distribution of the preliminary prospectus to offerees and prior the Time of Sale, any event shall occur or condition exist as a result of which the Disclosure Package or the Prospectus would include any untrue statements of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, in order to make the statement therein, in the light of the circumstances at the Time of Sale, not misleading, or if in the opinion of the Underwriter or counsel for the Underwriter it is otherwise necessary to amend or supplement the Disclosure Package or the Prospectus, in order to comply with law, the Company agrees to (i) notify the Representative of any such event or condition and (ii) promptly prepare, file with the Commission and furnish at its own expense to the Underwriter and to dealers, amendments or supplements to the Disclosure Package or the Prospectus necessary to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances at the Time of Sale, not misleading or so that the Disclosure Package or the Prospectus will comply with law.

          (d) The Company agrees that, unless it obtains the prior written consent of the Underwriter, it will not make any offer relating to the Shares that would constitute and Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405 of the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act. Any such free writing prospectus consented to by the Underwriter is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

          (e) The Company agrees to promptly file with the Commission (to the extent required by the Act) and to furnish the Underwriter, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto and the Disclosure Package (including each Issuer Free Writing Prospectus) as the Underwriter may reasonably request at the time of the original printing of such Prospectus, amendment or supplement thereto or the Disclosure Package, or the use of such Issuer Free Writing Prospectus, as applicable.

          (f) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

          (g) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to directly or indirectly, without the Underwriter's prior written consent: (i) offer, pledge, sell, contract or otherwise dispose of any shares of Stock, securities of the Company substantially similar to the Stock, or securities convertible into, or exchangeable or exercisable for, or repayable with, Stock or securities substantially similar to Stock (collectively, "Company Securities"); (ii) sell any option or contract to purchase any Company

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Securities, (iii) purchase any option or contract to sell any Company
Securities; (iv) grant any option, right or warrant for the sale of Company Securities, except pursuant to employee stock option plans existing on the date hereof; (v) lend or transfer any Company Securities; (vi) make, request or demand the filing of a registration statement relating to Covered Securities; or
(vii) enter into any swap or other agreement that transfers, in whole or in part, the economic consequences of ownership of any Company Securities, whether any such swap or transaction is to be settled by delivery of Stock or other securities, in cash or otherwise; provided however, the Company may (i) issue shares of its Common Stock upon exercise of outstanding securities as of the date hereof (ii) issue shares of its Common Stock upon conversion of the Shares;
(iii) issue options or securities of the Company to employees, officers, directors or consultants in accordance with and under its stock option plans as in effect on the date hereof and (iv) issue shares of its Common Stock or other securities in connection with any acquisition made by the Company whether in an acquisition of securities of a third party or the assets of a third party.

          (h) During a period of three years from the effective date of the Registration Statement, upon request from the Underwriter, to furnish to the Underwriter copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Underwriter (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Underwriter may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

          (i) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

          (j) To use its best efforts to list the Shares on the American Stock Exchange;

          (k) To file with the Commission such information on Form 10-QSB or Form 10-KSB as may be required by Rule 463 under the Act;

          (l) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

          (m) Subsequent to the sale of the Shares pursuant to this Agreement and for a period of two years from the date of such sale, the Company shall grant the Underwriter the right to appoint one non-voting observer to the Company's Board of Directors. The Company shall reimburse this observer for reasonable expenses incurred in attending the meetings of the Board of Directors and other related matters.

     7. The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (a) (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers;
(ii) the cost of printing or producing any Blue Sky Memorandum which cost shall not exceed the sum of $7,500 provided the Shares are accepted for listing on the American Stock Exchange, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in
Section 5(b) hereof, including the fees and disbursements of counsel for the Company and counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky Memorandum; (iv) all fees and expenses in connection with listing the Shares on the American Stock Exchange; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing any stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (b) subject to Section 8, the Company will pay to the Underwriter a non-accountable expense allotment equal to one and one-quarter percent (1.25%) of the aggregate public offering price of the Firm Shares. Such payment shall be made at the First Time of Delivery with respect to the Shares delivered at such time, and if applicable, a second payment shall be made at the Second Time of Delivery with respect to any Optional Shares delivered at such time. It is understood, however, that, except as provided in this Section, and Sections 9 and 11 hereof, the Underwriter will pay all of their own costs and expenses, including the fees of their counsel and stock transfer taxes on resale of any of the Shares by them.

     8. The obligations of the Underwriter hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriter's reasonable satisfaction;

          (b) Kaufman & Canoles, P.C., counsel for the Underwriter, shall have furnished to the Underwriter their written opinion, dated such Time of Delivery, in the form attached here to as Annex II(a);

          (c) Ellenoff Grossman & Schole LLP, counsel for the Company, shall have furnished to the Underwriter their written opinion, dated such Time of Delivery, in the form attached hereto as Annex II(b);

          (d) On the date of the Prospectus at a time prior to the execution of this Agreement, at ____ a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Cowan, Gutenski & Co., P.A. shall have furnished to the Underwriter a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriter, to the effect set forth in Annex I hereto;

          (e) Since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, management, prospects, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus, the effect of which is in the reasonable judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus; provided that if the Underwriter fails to perform its obligations hereunder for the reason specified in this Section 8(e), then the Company shall not be obligated to pay to the Underwriter the amount described in Section 7(b);

          (f) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the American Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the American Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event in the reasonable judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus; provided that if the Underwriter fails to perform its obligations hereunder for the reason specified in this Section 8(f), then the Company shall not be obligated to pay to the Underwriter the amount described in Section 7(b).

          (g) The Shares to be sold at such Time of Delivery shall have been duly listed on the American Stock Exchange;

          (h) The Company has obtained and delivered to the Underwriter executed copies of an agreement from each of the Company's directors, officers, and stockholders owning more than 5% of the Company's outstanding common stock, in form and substance satisfactory to the Underwriter, whereby each person agrees that during the 180 day period after the date of the Prospectus, not to directly or indirectly, without the Underwriter's prior written consent: (i) offer, pledge, sell, contract or otherwise dispose of any shares of common stock, securities of the Company substantially similar to the common stock, or securities convertible into, or exchangeable or exercisable for, or repayable with, common stock or securities substantially similar to common stock (including any Shares) (collectively, "Company Securities"); (ii) sell any option or contract to purchase any Company Securities, (iii) purchase any option or contract to sell any Company Securities; (iv) grant any option, right or warrant for the sale of Company Securities, except pursuant to employee stock option plans existing on the date hereof; (v) lend or transfer any Company Securities; (vi) make, request or demand the filing of a registration statement relating to Company Securities; or (vii) enter into any swap or other agreement that transfers, in whole or in part, the economic consequences of ownership of any Company Securities, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise;

          (i) The Company shall have furnished or caused to be furnished to the Underwriter at such Time of Delivery certificates of officers of the Company satisfactory to the Underwriter as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to matters set forth in subsections (a) and (f) of this Section 8 and as to such other matters as the Underwriter may reasonably request.

     9. (a) The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred (except that the Company may delay reimbursement of the first $50,000 of such expenses incurred with respect to all such claims and actions in the aggregate until the completion of the first investigation or defense giving rise to such expenses); provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.

          (b) The Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure; and provided, further, that the omission so to notify the indemnifying party shall not relieve it from any liability it may have to the indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section 8 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

     11. If for any reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriter for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered without limiting any other rights or remedies of the Underwriter.

     12. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by certified mail, facsimile transmission or overnight courier service to Anderson & Strudwick, Inc., 707 East Main Street, Richmond, Virginia 23219, Attention: L. McCarthy

Downs, III; and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention:
Secretary, with a copy to Ellenoff Grossman & Schole, LLP, 370 Lexington Avenue, 19th Floor New York, New York 10017 Attn.: Douglas Ellenoff, Esq. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and, to the extent provided in Sections 9 and 10 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     14. Time shall be of the essence of this Agreement.

     15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

     16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriter imposing any limitation of any kind.

     If the foregoing is in accordance with the Underwriter's understanding, please sign and return to the Company three (3) counterparts hereof, and upon the acceptance hereof by the Underwriter, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriter and the Company.


                                            Very truly yours,

                                            Velocity Asset Management, Inc.

                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------

Accepted as of the date hereof:

Anderson & Strudwick, Incorporated

By:
   -----------------------------------

Name:
     ---------------------------------

Title:
      --------------------------------